(1) Form N-SAR Exhibit Item 77Q1(b)

Board action taken at the March 26, 2008 Spirit of America
Investment Fund, Inc. quarterly meeting of the Directors:

Approval of the Spirit of America Large Cap Value Fund's
Investment Strategy Permitting Investments in Covered Call
Options

RESOLVED, 	that the Board hereby approves, subject to
certain restrictions, the Value Fund the ability to invest in covered call options, as discussed at this Meeting; and

RESOLVED,	that the Board hereby approves amending the
registration statement of the
Company to disclose the potential investment in covered call options, to the extent that the appropriate language is not currently contained in the registration statement.

Board action taken at April 30, 2008 Spirit of America
Investment Fund, Inc. quarterly meeting of the Directors:

Approval of the Spirit of America Large Cap Value Fund's
Investment Strategy Permitting Investments in Covered Call
Options

RESOLVED, 	that the Board hereby approves, subject to
certain restrictions, the Spirit of America Real
Estate Growth and Income Fund (the "Real Estate
Fund") the ability to invest in covered call options, as discussed at this Meeting; and

RESOLVED,	that the Board hereby approves amending the
registration statement of the Company to disclose the potential investment in covered call options, to the extent that the appropriate language is not currently contained in the registration statement.


(2) Form N-SAR Exhibit 77Q1(d)

	The constituent instruments defining the rights of the holders of the new series, Spirit of America High Yield Tax Free Bond Fund, and of any amendments thereto, is incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the SEC via EDGAR on February 26, 2008 (Accession No. 0000940400-08-000118).


(3) Form N-SAR Exhibit 77Q1(e)

      An Amendment to the Investment Advisory Agreement is hereby incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the SEC via EDGAR on February 26, 2008 (Accession No. 0000940400-08-000118).